EXHIBIT 99.1

Mobile Places Custom Phone Order With SinoHub

SANTA CLARA and SHENZHEN, China, Jan. 27 /PRNewswire-Asia/ -- SinoHub, Inc. (NYSE Amex: SIHI) today announced that its wholly-owned subsidiary, B2B Chips, has received an initial order for its new model S-420 mobile phones from HT Mobile, the leading distributor of mobile phones in Indonesia. Pricing and related terms were not disclosed.

HT Mobile has monthly volume of approximately six hundred thousand phones and its main customers are Telekom Indonesia, ESIA and XL, all of whom operate CDMA and/or GSM networks in Indonesia.

"SinoHub began delivering custom, private label phones as part of its new virtual contract manufacturing business line in the third quarter of last year," said Henry T. Cochran, SinoHub's chief executive officer. "We are delighted to have received an order from one of the leading, most well- respected distributors in Southeast Asia. Through this initial 5,000 unit order, we believe that HT Mobile will realize the value of working with SinoHub, and we are confident of our ability to service their future mobile phone requirements."

"We realized that our position in the value chain for electronics products afforded us the ability and opportunity to enter the virtual contract manufacturing space, particularly for custom, private label phones," said Lei Xia, SinoHub's president. "Unlike many larger mobile phone manufacturers, our minimal R&D requirements and fixed asset costs put us in a position to offer competitive pricing and generate a profit regardless of order quantity."

The S-420 is a tri-modal phone, incorporating GSM, GPRS and CDMA technologies that support three SIM/UIM cards online simultaneously. The phone has a full keypad and supports up to a 4GB memory card.

About SinoHub

SinoHub, Inc., founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to play a part in the electronics revolution in China, provides world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China. SinoHub conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People's Republic of China and its wholly-owned B2B Chips subsidiary, which offers virtual contract manufacturing and currently focuses on the mobile phone market. For more information, visit the company's Web site at http://www.sinohub.com and the B2B Chips Web site at http://www.b2bchips.com .

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    Among the factors about which assumptions have been made are:
    -- That the company can deliver the S-420 phones in accordance with the terms of the order;
    -- That SinoHub continues to have minimal R&D and fixed asset costs when compared with such costs incurred by its larger competitors;
    -- That the company will be able to provide products that represent a substantial value to telecommunications distributors and other customers;
    -- That the company will be able to continue servicing HT Mobile's future mobile phone requirements; and
    -- That the company, as the manufacturer of record of mobile phones for its VCM business, will not experience any material losses as a result of warranty obligations, intellectual property rights lawsuits, or other risks that are typically faced by manufacturers of consumer electronics products in the ordinary course of business.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included pursuant to Item 8.01 and Exhibit 99.1 of the company's Current Report on Form 8-K filed with the Securities Exchange Commission on September 28, 2009. The company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

    For more information, please contact:

    Investors:
    PondelWilkinson Inc.
     Laurie Berman/Angie Yang
     Tel:   +1-310-279-5980
     Email: investor@pondel.com

    In China:
     Falicia Cheng